Exhbiit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of the ___ day of January, 2012 (this “Agreement”), by and among Car Charging Group, Inc., a Nevada corporation (the “Company”) and Platinum Partners Liquid Opportunity Master Fund, LP, a  (the “Purchaser”). The Company and the Purchaser are individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 500,000 shares of restricted common stock, $0.001 par value per share (the “Common Stock”) of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	Sale and Purchase of Common Stock.

1.1 Sale and Purchase. The Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company 500,000 shares of Common Stock. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration pursuant to Section 4(2) of the Securities Act.

1.2 Purchase Price and Closing. The purchase price for the Common Stock is $1.00 per share, or an aggregate purchase price of $500,000.00 (the “Purchase Price”). The closing of the purchase and sale of the Common Stock (the “Closing”) to be acquired by the Purchaser from the Company under this Agreement shall be at such time and on such date as the Company and the Purchaser may agree upon (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Purchaser shall make the Purchase Price available to the Company in immediately available funds, and the Company shall deliver to the Purchaser a certificate (or certificates in such denominations as such Purchaser shall request) representing the Common Stock.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

2.1 Organization and Standing: Articles and Bylaws. The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and will have all requisite corporate power and authority to carry on its business as proposed to be conducted. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

2.2 Corporate Power. The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Common Stock. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

2.3       Valid Issuance of Common Stock. The Common Stock, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

2.4      No Conflict. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Company and (c) will not violate or breach any contractual obligation to which the Company is a party.

2.5 No Bankruptcy.  No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Company as the bankrupt or the insolvent, are pending or, to the knowledge of the Company, threatened and the Company has not made an assignment for the benefit of creditors, nor has the Company taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

2.6 No Litigation.  There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally purchasing the Common Stock pursuant to the terms and provisions of this Agreement.

3.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows.

3.1 Acquisition for Investment.  The Purchaser is acquiring the Common Stock solely for his own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Common Stock, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Stock to or through any person or entity. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

3.2 Sophistication.  The Purchaser is an accredited investor, as described in Rule 501(a) promulgated under the Securities Act and has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in the Company.

3.3 Opportunities for Additional Information.  The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

3.4 No General Solicitation.  The Purchaser acknowledges that the Common Stock were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

3.5 Rule 144.  The Purchaser understands that the Common Stock must be held indefinitely unless such Common Stock are registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits re-sales only under certain circumstances.  The Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Common Stock without either registration under the Securities Act or the existence of another exemption from such registration requirement.

4.
Sale Restrictions. The Common Stock has not been registered under the Securities Act of 1933, as amended, or any state securities laws.  For a period of six (6) months following the date of this Agreement, Purchaser hereby agrees that Purchaser will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, sell any option or contract to purchase, hypothecate, lend, transfer or otherwise dispose of any of the Common Stock or any options, warrants or other rights to purchase the Common Stock except in accordance with the terms set forth below.

4.1 Permitted Transfers.  Notwithstanding the foregoing restrictions on transfer, the Purchaser may, at any time and from time to time, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Purchaser, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Purchaser is a general partner, or (iv) as a gift to an organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended provided, that, in the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned so that no Common Stock may be transferred on a given day, except in accordance with the terms hereof. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

4.2 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by any of the parties hereto of any covenants or agreements contained in this Section 4 will cause the other party to sustain damages for which such party would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach, the other party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such party may be entitled, at law or in equity and that such party shall not be required to post a bond hereunder.

4.3 Legends.  The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends substantially similar to the following legend and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Common Stock

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

4.4 Additional Legend; Consent. Additionally, the Common Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

5.	Miscellaneous

5.1 Successors and Assigns. This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

5.2  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:
Car Charging Group, Inc.
1691 Michigan Avenue, Suite 601
Miami Beach, FL  33139

If to Purchaser:
Platinum Partners Liquid
Opportunity Master Fund, LP
152 West 57th Street, 4th Floor
New York, NY 10019

5.3    Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by each Party.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.

5.5 Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

5.6 Entire Agreement; Third Party Beneficiaries. This Agreement, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated herein and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

5.7 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties.  Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY
CAR CHARGING GROUP, INC.

By:	/s/
Name:	Michael D. Farkas
Title:	Chief Executive Officer

THE PURCHASER
PLATINUM PARTNERS LIQUID
OPPORTUNITY MASTER FUND, LP

By:	/s/
Name:
Title: